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Exhibit 11.01

Environmental Power Corporation
Computation of Earnings Per Share
December 31, 2002

                                                                      Income             Shares           Per Share
                                                                    (Numerator)      (Denominator)         Amounts
                                                                   --------------------------------------------------
Year Ended December 31, 2002:
-----------------------------
Income available to shareholders                                      $1,138,383          20,720,614            $0.05
Effect of dividends to preferred stockholders                             -5,000
                                                                   --------------------------------------------------
Basic EPS - income available to common shareholders                    1,133,383          20,720,614             0.05
Effect of dilutive securities:
Assumed exercise of dilutive stock options                                                    90,209
                                                                   --------------------------------------------------
Diluted EPS - income available to common shareholders                 $1,133,383          20,810,823            $0.05
                                                                   ==================================================

Year Ended December 31, 2001:
-----------------------------
Income available to shareholders                                      $1,679,331          14,144,222            $0.12
Effect of dividends to preferred stockholders                             -5,000
                                                                   --------------------------------------------------
Basic EPS - income available to common shareholders                    1,674,331          14,144,222             0.12
Effect of dilutive securities:
Assumed conversion of preferred stock                                                        585,155
Assumed exercise of dilutive stock options                                                    16,318
                                                                   --------------------------------------------------
Diluted EPS - income available to common shareholders                 $1,674,331          14,745,695            $0.11
                                                                   ==================================================

Year Ended December 31, 2000:
-----------------------------
Income available to shareholders                                      $1,826,808          11,406,783            $0.16
Effect of dividends to preferred stockholders                             -5,000
                                                                   --------------------------------------------------
Basic EPS - income available to common shareholders                    1,821,808          11,406,783             0.16
Effect of dilutive securities:
Assumed exercise of dilutive stock options                                                     2,026
                                                                   --------------------------------------------------
Diluted EPS - income available to common shareholders                 $1,821,808          11,408,809            $0.16
                                                                   ==================================================
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